Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of First Community Corporation our report dated April 17, 2025 relating to the financial statements of Signature Bank of Georgia for the years ended December 31, 2024 and 2023 and to the reference to us under the heading “Experts” in the filing.

Sincerely,

Atlanta, Georgia

September 10, 2025

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